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                                                                    EXHIBIT 11.1

            UNITED COMPANIES FINANCIAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

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
                                                                                YEAR ENDED DECEMBER 31,
                                                                       -----------------------------------------
                                                                          1996          1995           1994
                                                                       ----------    ----------    -------------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Primary Earnings Per Share
  Income available to common shareholders:
     Income from continuing operations  . . . . . . . . . . . . . . .  $  86,192     $   64,925    $      48,696
     Less: Income (loss) from discontinued operations . . . . . . . .     (4,532)         4,543              838
                                                                       ----------    ----------    -------------
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  81,660     $   69,468    $      49,534
                                                                       ==========    ==========    =============
  Weighted average number of common and common equivalent
     shares:
     Average common shares outstanding  . . . . . . . . . . . . . . .     27,929         27,854           27,298
     Add: Dilutive effect of stock options after
              application of treasury stock method  . . . . . . . . .        835            895            1,192
          Dilutive effect of preferred stock after
          application of "if converted" method  . . . . . . . . . . .      3,230          1,752               --
                                                                       ----------    ----------    -------------
                                                                          31,994         30,501           28,490
                                                                       ==========    ==========    =============
  Earnings (loss) per share:
     Income from continuing operations  . . . . . . . . . . . . . . .  $    2.69     $     2.13    $        1.71
     Income (loss) from discontinued operations . . . . . . . . . . .       (.14)           .15              .03
                                                                       ----------    ----------    -------------
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    2.55     $     2.28    $        1.74
                                                                       ==========    ==========    =============
Fully Diluted Earnings Per Share
  Income available to common shareholders:
     Income from continuing operations  . . . . . . . . . . . . . . .  $  86,192     $   64,925    $      48,696
     Less: Income (loss) from discontinued operations . . . . . . . .     (4,532)         4,543              838
                                                                       ----------    ----------    -------------
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  81,660     $   69,468    $      49,534
                                                                       ==========    ==========    =============
  Weighted average number of common and all dilutive
     contingent shares:
     Average common shares outstanding  . . . . . . . . . . . . . . .     27,929         27,854           27,298
     Add: Dilutive effect of stock options after
              application of treasury stock method  . . . . . . . . .        838            928            1,192
          Dilutive effect of preferred stock after
          application of "if converted" method  . . . . . . . . . . .      3,910          2,121               --
                                                                       ----------    ----------    -------------
                                                                          32,677         30,903           28,490
                                                                       ==========    ==========    =============
  Earnings (loss) per share:
     Income from continuing operations  . . . . . . . . . . . . . . .  $    2.64     $     2.10    $        1.71
     Income (loss) from discontinued operations . . . . . . . . . . .       (.14)           .15              .03
                                                                       ----------    ----------    -------------
          Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    2.50     $     2.25    $        1.74
                                                                       ==========    ==========    =============
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